Colonial Bankshares, Inc.
                           -------------------------
                                                           FOR IMMEDIATE RELEASE
                                                     Contact: Mr. Edward Geletka
                                                               President and CEO
                                                                  (856) 205-0058

                            COLONIAL BANKSHARES, INC.
                      ANNOUNCES SECOND QUARTER 2008 RESULTS

     Vineland, New Jersey, July 24, 2008 - Colonial Bankshares, Inc. (NASDAQ Global Market: COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $387 thousand, or $0.09 per basic and diluted share for the three months ended June 30, 2008, compared to $273 thousand, or $0.06 per basic and diluted share, for the three months ended June 30, 2007. For the six months ended June 30, 2008, the Company earned $691 thousand, or $0.16 per basic and diluted share compared to $685 thousand, or $0.16 per basic and diluted share for the six months ended June 30, 2007.

     For the three months ended June 30, 2008, net interest income after provision for loan losses was approximately $2.7 million compared to $2.1 million for the three months ended June 30. 2007. Interest income increased to $6.6 million for the three months ended June 30, 2008 from $5.6 million for the three months ended June 30, 2007. Interest expense increased to $3.9 million for the three months ended June 30, 2008 from $3.5 million for the three months ended June 30, 2007. Non-interest income was $183 thousand for the three months ended June 30, 2008 compared to $274 thousand for the three months ended June 30, 2007. Non-interest expense was $2.4 million for the three months ended June 30, 2008 compared to $2.3 million for the three months ended June 30, 2007. For the three months ended June 30, 2008, income tax expense totaled $112 thousand compared to an income tax benefit of $193 thousand for the three months ended June 30, 2007.

     For the six months ended June 30, 2008, net interest income after provision for loan losses was approximately $5.2 million compared to $4.1 million for the six months ended June 30, 2007. Interest income increased to $13.1 million for the six months ended June 30, 2008 from $10.8 million for the six months ended June 30, 2007. The increase in interest income was due to increases in the average balance and weighted average yield of earning assets. Interest expense increased to $7.8 million for the six months ended June 30, 2008 from $6.6 million for the six months ended June 30, 2007. The increase in interest expense was due to increases in the average balance and weighted average rate of interest-bearing deposits and borrowings. Non-interest income was $305 thousand for the six months ended June 30, 2008 compared to $562 thousand for the six months ended June 30, 2007. The decrease in non-interest income was mainly due to an impairment charge on an investment security in the amount of $518 thousand, which was offset by net gains on the sales and calls of investment securities and increased volume in fees on checking accounts. Non-interest expense was $4.7 million for the six months ended June 30, 2008 compared to $4.3 million for the six months ended June 30, 2007. The increase in non-interest expense was mainly due to increases in compensation related expenses, which includes payroll expenses and stock-based incentive plan expenses, and increased expenses in depreciation and advertising and promotion costs associated with the opening of our new administrative office.

     Total assets at June 30, 2008 were $503.4 million compared to $457.9 million at December 31, 2007, an increase of $45.5 million, or 9.9%. Cash and cash equivalents increased to $20.4 million at June 30, 2008 from $16.0 million at December 31, 2007. Investment securities available for sale totaled $167.6 million at June 30, 2008 compared to $163.5 million at December 31, 2007. Investment securities held to maturity totaled $18.7 million at June 30, 2008 compared to $17.2 million at December 31, 2007. Net loans receivable at June 30, 2008 were $275.6 million compared to $241.0 million at December 31, 2007, an increase of $34.6 million or 14.4%. Deposits increased to $412.9 million at June 30, 2008 compared to $371.4 million at December 31, 2007, an increase of $41.5 million or 11.2%. Total borrowings increased to $49.1 million at June 30, 2008 compared to $45.9 million at December 31, 2007. Stockholders' equity increased to $40.0 million at June 30, 2008 from $39.0 million at December 31, 2007.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its newly opened headquarters and main office in Vineland, New Jersey as well as six offices located in Cumberland and Gloucester Counties in Southern New Jersey and its operating subsidiary, CB Delaware Investments, Inc.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)

                                                           For the Three Months          For the Six Months Ended
                                                              Ended June 30,                     June 30,
                                                        ---------------------------    -----------------------------
                                                           2008           2007            2008             2007
                                                        -----------    ------------    ------------    -------------
  Interest income                                           $6,587          $5,600         $13,057          $10,828
  Interest expense                                           3,878           3,460           7,816            6,619
                                                        -----------    ------------    ------------    -------------
  Net interest income                                        2,709           2,140           5,241            4,209
  Provision for loan losses                                      -              15               -               84
                                                        -----------    ------------    ------------    -------------
  Net interest income after provision for loan
    losses                                                   2,709           2,125           5,241            4,125
                                                        -----------    ------------    ------------    -------------
  Non-interest income                                          183             274             305              562
  Non-interest expense                                       2,393           2,319           4,674            4,293
                                                        -----------    ------------    ------------    -------------
  Income before taxes                                          499              80             872              394
  Income tax expense (benefit)                                 112           (193)             181            (291)
                                                        -----------    ------------    ------------    -------------
  Net income                                                  $387            $273            $691             $685
                                                        ===========    ============    ============    =============

  Earnings per share - basic                                 $0.09           $0.06           $0.16            $0.16
  Earnings per share - diluted                               $0.09           $0.06           $0.16            $0.16
  Weighted average shares outstanding - basic (1)        4,296,855       4,289,879       4,299,169        4,289,879
  Weighted average shares outstanding - diluted (2)      4,296,855       4,330,242       4,299,169        4,325,991

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Performance Ratios (Unaudited)
                                                            For the Three Months        For the Six Months Ended
                                                               Ended June 30,                   June 30,
                                                         ---------------------------    --------------------------
                                                            2008           2007            2008           2007
                                                         -----------    ------------    -----------    -----------
  Return on average assets (3)                                0.32%           0.26%          0.29%          0.34%
  Return on average equity (3)                                3.89%           2.96%          3.48%          3.73%
  Net interest margin on average interest earning
  assets                                                      2.44%           2.25%          2.40%          2.26%

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



Selected Balance Sheet Data (Unaudited)
(Dollars in thousands except per share data)

                                                          At June 30,        At December 31,
                                                             2008                  2007
                                                       ------------------    -----------------
           Assets                                               $503,449             $457,860
           Cash and cash equivalents                              20,358               15,978
           Investment securities                                 186,254              180,762
           Net loans receivable                                  275,588              241,040
           Deposits                                              412,881              371,382
           Federal Home Loan Bank borrowings                      49,071               45,939
           Total stockholders' equity                             39,960               39,028
           Book value per share (4)                                 8.84                 8.63
           Stockholders' equity to total assets                    7.94%                8.52%

--------------------------------------------------------------------------------------------------------------------------------

Asset Quality (Unaudited)
(Dollars in thousands)
                                                          At June 30,        At December 31,
                                                             2008                  2007
                                                       ------------------    -----------------
           Non-performing assets (5)                              $1,071               $1,166
           Allowance for loan losses                               1,361                1,392
           Non-performing assets to total assets                   0.21%                0.25%
           Allowance for losses to total loans                     0.49%                0.57%

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

(1) Shares outstanding do not include unreleased ESOP shares and treasury shares for the purpose of the weighted average shares outstanding-basic calculation.
(2) Shares outstanding do not include unreleased ESOP shares and treasury shares but does include the common share equivalents of stock options and stock awards for the purpose of the weighted average shares outstanding-diluted calculation, if dilutive.
(3)           Annualized.
(4)           Total stockholders' equity divided by shares issued of 4,521,696.
(5) Non-performing assets include non-accrual loans and real estate owned.